Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated June 4, 2012 relating to the combined financial statements of the Research-Based Pharmaceuticals Business of Abbott Laboratories (“AbbVie”) appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte  & Touche LLP

Chicago, Illinois

December 10, 2012